EXHIBIT 10.5



                                  SAUCONY, INC.

                  Amendment No. 3 to 1993 Equity Incentive Plan


     1. The 1993 Equity Incentive Plan, as amended (the "Plan"), be and hereby is amended by replacing all references in the Plan to "Hyde Athletic Industries, Inc." with "Saucony, Inc."

     2. Section 3(b) of the Plan be and hereby is deleted in its entirety and replaced with the following:

          "(b) Grant of Options to Directors and Officers. The selection of a director or an officer as a participant, the timing of the option grant or award, the exercise price of the option or the sale price of the award and the number of shares for which an option or award may be granted to such director or officer shall be determined either (i) by the Board of Directors, or (ii) by a committee of two or more directors having full authority to act in the matter, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3, as such terms are interpreted from time to time."

          Adopted by the Board of Directors February 10, 1999.
          Modified by the Board of Directors March 28, 2000.